Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by CoaLogix Inc., a wholly owned subsidiary of Acorn Energy, Inc. (“Acorn”) of all the issued and outstanding shares of CESI-SCR, Inc. its wholly owned subsidiary SCR-Tech LLC Tech and CESI-Tech Technologies, Inc. (collectively known as “SCR-Tech”) on November 7, 2007 in a transaction accounted for as a purchase business combination.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") as of September 30, 2007 has been prepared as if the acquisition occurred on September 30, 2007. The Pro Forma Balance Sheet combines the historical consolidated balance sheet of Acorn, which is incorporated herein by reference, and SCR-Tech, which is included herein, at September 30, 2007, and gives effect to the unaudited pro forma adjustments necessary to account for the acquisition as a purchase.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") have been prepared as if the acquisition had occurred on January 1, 2006. These Pro Forma Statements of Operations combine the historical consolidated statements of operations of Acorn for the year ended December 31, 2006 and the nine months ended September 30, 2007, which are incorporated herein by reference, with the historical consolidated statements of income of SCR-Tech for the year ended December 31, 2006 and the nine months ended September 30, 2007, respectively, which are included herein, and give effect to the unaudited pro forma adjustments necessary to account for the acquisition as a purchase.

The unaudited pro forma adjustments are based on an estimated purchase price and preliminary purchase price allocation made based on available information and assumptions that Acorn believes are reasonable. Therefore, the amounts in the Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes (collectively, the "Pro Forma Financial Information") are subject to change which could be material. In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Financial Information .The Pro Forma Financial Information is provided for illustrative purposes only and do not purport to represent what Acorn’s results of operations or financial position would actually have been, had the acquisition occurred on such dates, nor do they purport to project the results of operations or financial position of Acorn for any future period or date.

The Pro Forma Financial Information should be read in conjunction with, and are qualified by reference to, the audited and unaudited consolidated financial statements and accompanying notes of Acorn and SCR-Tech which are incorporated herein by reference and included herein, respectively.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
As of September 30, 2007
(in thousands)

	Acorn	SCR-Tech	Pro Forma Adjustments	Note	Pro Forma
ASSETS
Cash, cash equivalents	$4,196	$169	(11,000)	1	$7,196
			14,000	2
			(169)	3
Trade accounts receivable, net	1,804	732			2,536
Unbilled work-in-process	507	772			1,279
Inventory	--	153			153
Other current assets	542	208			750
Total current assets	7,049	2,034			11,914

Property and equipment, net	581	844			1,425
Investment in Comverge	91,549	--			91,549
Investment in Paketeria*	1,700	--			1,700
Investment in Local Power	268	--			268
Funds in respect of employee termination	1,455	--			1,455
Goodwill	101	4,257	603	1	4,961
Other intangible assets, net	5	1,108	2,800	1	3,913
Other assets	174	32			206
Total assets	$102,882	$8,275			$117,391

LIABILITIES
Short-term debt and current maturities of long-term debt	$142	$--	14,000	2	$14,142
Trade accounts payable	728	156			884
Accrued payroll, payroll taxes and social benefits	822	231			1,053
Other payables and accrued expenses	2,564	409			2,973
Due to Parent	--	5,308	(5,308)	4	--
Total current liabilities	4,256	6,104			19,052

Convertible debt, net of discounts	5,041	--			5,041
Deferred tax liability	21,522	--			21,522
Liability for employee termination benefits	2,093	--			2,093
Other liabilities	--	13			13
Total long-term liabilities	28,656	13			28,669

SHAREHOLDERS' EQUITY
Common stock	108	--			108
Additional paid in capital	48,286	7,194	5,308	4	48,286
			(169)	3
			(12,333)	5
Warrants	1,540	--			1,540
Accumulated deficit	(32,249)	(5,036)	(300)	1	(32,549)
			5,036	5
Treasury stock	(3,592)	--			(3,592)
Accumulated other comprehensive income	55,877	--			55,877
	69,970	2,158			69,670
Total liabilities and equity	$102,882	$8,275			$117,391

* The previously reported balance of Investment in Paketeria of $2,270 has been corrected to $1,700 in this Form 8K/A to reflect a correction of the SAB 51 adjustment recorded with respect to a subsequent analysis of the third quarter 2007 transaction in which Paketeria filed various shareholder resolutions and a private placement memorandum with the commercial register in Germany in connection with a private placement of Paketeria's shares. Concurrent with the private placement, the Company converted shareholder loans in the aggregate principal amount of  €750 ($1,056 at the then exchange rate) plus accrued interest, into shares of Paketeria on the same basis as the private placement. Additionally, the Company exercised its option under the August 2006 investment agreement to acquire a convertible promissory note in the amount of €70 ($98 at the then exchange rate) plus accrued interest. The Company converted this balance into shares of Paketeria on the basis of an evaluation of  € 50.70 loan/interest nominal value per Euro share capital (the valuation from the August 2006 investment agreement) upon the closing of the private placement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006
(in thousands, except per share data)

	Acorn	SCR-Tech	Pro Forma Adjustments	Note	Pro Forma

Sales	$4,117	$7,383			$11,500
Cost of sales	2,763	4,975	250	6	7,988
Gross profit	1,354	2,408			3,512

Research and development expenses	324	--			324
Selling, general and administrative expenses	4,658	2,357	(480)	7
			(86)	8	6,449
Operating income (loss)	(3,628)	51			(3,261)
Finance expense, net	(30)	(185)	(194)	9
			(980)	10	(1,001)
Other income	330	--			330
Loss before provision for income taxes	(3,328)	(134)			(3,932)
Provision for income taxes	(183)	--		11	(183)
	(3,511)	(134)			(4,115)
Share of losses in Paketeria	(424)	--			(424)
Share of losses in Comverge	(210)	--			(210)
Loss from continuing operations	(4,145)	(134)			(4,749)
Loss on sale of discontinued operations, net of tax	(2,069)	--			(2,069)
Net income from discontinued operations, net of tax	78	--			78
Net loss	$(6,136)	$(134)			$(6,740)

Loss per share - basic and diluted
Continuing operations	$(0.48)				$(0.55)
Discontinued operations	(0.23)				(0.23)
Loss per share	$(0.71)				$(0.78)

Weighted average number of shares outstanding - basic and diluted	8,689				8,689

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2007
(in thousands, except per share data)

	Acorn	SCR-Tech	Pro Forma Adjustments	Note	Pro Forma

Sales	$3,315	$3,408			$6,723
Cost of sales	2,501	3,295	188	6	5,984
Gross profit	814	113			739

Research and development expenses	310	--			310
Selling, general and administrative expenses	3,012	2,030	(360)	7
			(65)	8	4,617
Operating loss	(2,508)	(1,917)			(4,188)
Finance expense, net	(2,827)	(183)	203	9
			(735)	10	(3,542)
Gain on public offering of Comverge	16,169	--			16,169
Loss on private placement of Paketeria*	(37)	--			(37)
Income (loss) before provision for income taxes	10,797	(2,100)			8,402
Provision for income taxes	(9)	--		11	(9)
	10,788	(2,100)			8,393
Share of losses in Paketeria	(828)	--			(828)
Net income (loss)	$9,960	$(2,100)			$7,565

Income per share - basic	$1.02				$0.78
Income per share - diluted	$0.95				$0.73

Weighted average number of shares outstanding - basic	9,723				9,723
Weighted average number of shares outstanding - diluted	10,814				10,814

* The previously reported non-cash Gain on Private Placement of Paketeria of $533 has been corrected to a Loss on Private Placement of Paketeria of $37 in this Form 8K/A to reflect a correction of the SAB 51 adjustment recorded with respect to the transaction. The correction is due to a subsequent analysis of the third quarter 2007 transaction in which Paketeria filed various shareholder resolutions and a private placement memorandum with the commercial register in Germany in connection with a private placement of Paketeria’s shares. Concurrent with the private placement, the Company converted shareholder loans in the aggregate principal amount of €750 ($1,056 at the then exchange rate) plus accrued interest, into shares of Paketeria on the same basis as the private placement. Additionally, the Company exercised its option under the August 2006 investment agreement to acquire a convertible promissory note in the amount of €70 ($98 at the then exchange rate) plus accrued interest. The Company converted this balance into shares of Paketeria on the basis of an evaluation of € 50.70 loan/interest nominal value per Euro share capital (the valuation from the August 2006 investment agreement) upon the closing of the private placement.

ACORN FACTOR, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1

To record the preliminary allocation of the purchase price over the historical net assets of SCR-Tech at September 30, 2007. In accordance with FASB Statement No. 141, Business Combinations, the assets and liabilities of SCR-Tech are required to be adjusted to their fair values. The estimated purchase price of $11,000 is the sum of the following: (i) $9,600 representing the initial Purchase Price consideration for the shares of SCR Tech, (ii) $611 representing a working capital adjustment of the Purchase Price, and (iii) $789 of estimated transaction costs. The final purchase price will be dependent upon the actual closing costs.

The following pro forma adjustments give effect to the preliminary allocation of the purchase price to the estimated fair value of the net assets acquired based upon available information. These adjustments are subject to the determination of the final purchase price as described above and completion of the valuations as of the date of consummation of the acquisition. Valuations of the specifically identifiable intangible assets and In Process Research and Development (“IPRD”) are in progress. Consequently, the actual allocation of the purchase price could differ materially from that presented below. The following represents the preliminary allocation of the purchase price:

Estimated purchase price	$11,000
Net assets acquired	(2,158)
Exclusion of existing goodwill included in net assets acquired	4,257
SCR Tech cash transferred to seller as part of consideration	169
Existing intercompany debt eliminated as part of transaction	(5,308)
$7,960

Fair value adjustments:
In process research and development (immediately expensed)	$(300)

Acquired amortizable intangibles	(2,500)

Acquired non-amortizable intangibles	(300)

Purchase price in excess of fair value
of net assets acquired (adjustment of existing goodwill)	$4,860

In-process research and development, or IPRD, represents SCR Tech’s research and development projects that had not reached technological feasibility and had no alternative future use when acquired. The Company estimates that up to $300 of the purchase price may represent purchased in-process technology. This is a preliminary estimate that is subject to change. Due to its non-recurring nature, the IPRD expense has been excluded from the unaudited pro forma combined condensed statements of operations. The IPRD cost (if any) will be expensed in the Company’s consolidated statement of operations in year ended December 31, 2007.

For purposes of the Pro Forma Financial Information, the estimated amount of goodwill generated by the transaction of $4,860 is not amortized in accordance with FASB Statement No. 142, “Goodwill and Other Intangible Assets”. Intangible assets with estimable useful lives are amortized over that period. Intangible assets without estimable useful lives are not amortized. The acquired intangible assets with estimable useful lives include $2,500 for the estimated fair market value of SCR-Tech’s technology and customer relationships. The estimated useful life of these amortizable intangible assets is ten years. The acquired intangible assets without estimable useful lives include an estimated $300 for the estimated fair market value of SCR-Tech’s brand name.

An increase or decrease in intangibles or depreciable assets may occur when a final valuation of assets acquired and liabilites assumed is completed. Accordingly, the approximate amount of $4,860 which has been preliminarily allocated to goodwill may be all reallocated to amortizable intangible assets resulting in an amortizaion charge in the statement of operation. For every $1,000 increase or decrease, amortization expense may increase or decrease by approximately $100 based on the estimated useful life of intangible assets of ten years.

NOTE 2

To record the short-term borrowings of $14,000 in order to finance the acquisition of SCR-Tech.

NOTE 3

To record the transfer of SCR-Tech cash to the seller in accordance with the Share Purchase Agreement.

NOTE 4

To record the elimination of debt between SCR-Tech and the seller in accordance with the Share Purchase Agreement.

NOTE 5

To record the consolidation of SCR-Tech equity and the adjustment of existing goodwill.

NOTE 6

To record the amortization of acquired intangibles with finite lives on a straight-line basis over ten years.

NOTE 7

To record the elimination of management fees charged by SCR-Tech’s former parent company.

NOTE 8

To record the elimination of allocated audit fees charged by SCR-Tech’s former parent company.

NOTE 9

To record the elimination of interest expense charged by SCR-Tech’s former parent company.

NOTE 10

To record estimated interest expense from the loan taken to acquire SCR-Tech.

The purchase of SCR-Tech was funded by a $14,000 loan dated November 7, 2007 from CitiGroup Global Markets, Inc., as lender, under a Loan Agreement dated as November 1, 2007 (the “Loan Agreement”). Under the Loan Agreement, as security for loans drawn down under the Loan Agreement the Company pledged the 2,786,021 shares of Comverge, Inc. common stock which it owned. Interest was payable monthly on any amounts advanced under the Loan Agreement in accordance with the lender’s published rates and policies for securities margin accounts which stood at 7.0% at the time the loan was taken. The loan balance was paid off in December 2007 when the Company sold a portion of its investment in Comverge. The pro-forma interest expense assumes that the entire $14,000 debt taken to acquire SCR-Tech was not paid down until December 2007 and that the interest rate on the debt remained a constant 7% on the loan balance during the entire period.

NOTE 11

No pro forma income tax provision (benefit) is recognized because of a loss before income taxes in each period and the need to recognize a valuation allowance on deferred tax assets. Given the history of incurring operating losses, Acorn believes that it is more likely than not that no deferred tax assets will be realized.